SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2005

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective January 17, 2005, Charter Communications, Inc. ("Charter"), entered into an agreement with Robert P. May, under which Mr. May served as Charter's Interim President and Chief Executive Officer. This agreement was terminated effective December 31, 2005. Pursuant to that agreement, Mr. May was eligible for a bonus payment upon termination of the agreement. On January 5, 2006, Charter paid him a bonus of $750,000, with the possibility that such bonus would be increased by an additional percentage. The additional percentage, if any, would be equal to any percent increase in bonus paid to Charter executives under the 2005 Executive Bonus Plan as a result of an adjustment by the Charter Board of Directors to a certain bonus parameter for all executives.

ITEM 1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

See description set forth in Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.
Registrant

Dated: January 6, 2006

By:/s/ Paul E. Martin Name: Paul E. Martin Title: Senior Vice President, Interim Chief Financial Officer, Principal Accounting Officer and Corporate Controller